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                            SCHEDULE 14A INFORMATION

                   CONSENT STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by registrant / /

Filed by a party other than the registrant /x/           / /  Confidential,
                                                              for Use of the
                                                              Commission Only
Check the appropriate box:                                    (as permitted by
/ / Preliminary consent statement                             Rule 14a-6(e)(2))

/ / Definitive consent statement

/X/ Definitive additional materials

/ / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                           RJR NABISCO HOLDINGS CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)


                                BROOKE GROUP LTD.
                   ------------------------------------------
                  (Name of Person(s) Filing Consent Statement)

                                 ---------------

Payment of filing fee (Check the appropriate box):

/ / $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:
       (2) Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       (4) Proposed maximum aggregate value of transaction:
       (5) Total fee paid:

/x/ Fee paid previously with preliminary materials.

                                 ---------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid: ____________

(2)      Form, schedule or registration statement no.: _____________

(3)      Filing party: ____________________

(4)      Date filed: _________________

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FOR IMMEDIATE RELEASE
---------------------

                                Contact: George Sard/Anna Cordasco/Paul Caminiti
                                         Sard Verbinnen & Co
                                         212/687-8080


        BROOKE SETS FEBRUARY 15 AS CUTOFF DATE FOR CONSENT SOLICITATION;

                  CALLS ON SHAREHOLDERS TO VOTE BY FEBRUARY 15
                  TO SEND SPINOFF MANDATE TO RJR NABISCO BOARD
                  --------------------------------------------

     MIAMI, FL, JANUARY 23, 1996 -- Brooke Group Ltd. (NYSE: BGL) announced today that it has set February 15, 1996 as the cutoff date for shareholders of RJR Nabisco Holdings Corp. (NYSE: RN) to vote for Brooke's consent solicitation. RJR Nabisco shareholders must deliver their blue cards or voting instructions before February 15 to assure their votes will be counted. Only RJR Nabisco shareholders of record on January 12, 1996 are entitled to participate in the consent solicitation.

     "The time is ripe for shareholder action. For several weeks, we've been visiting our fellow shareholders and we're extremely encouraged by the widespread support for an immediate spinoff. We have selected February 15 as the cutoff date because we want to give the incumbent Board time before the annual meeting to commit to an immediate spinoff," said Bennett S. LeBow, chairman and chief executive officer of Brooke Group. "Notwithstanding RJR's threat to ignore this vote, we believe that the Board -- which owns less than 0.5% of RJR Nabisco's shares -- must and will listen to a shareholder mandate for immediate action. The real owners of the Company have to decide one simple question, 'do you favor a spinoff now or don't you?' Anybody who doesn't vote is actually voting against the spinoff. It is critically important that every shareholder vote to send an unambiguous message to the Board to spin off Nabisco now."

     Brooke is soliciting consents from shareholders in support of a resolution to immediately spin off the Nabisco (NYSE: NA) food business to RJR Nabisco shareholders. Brooke is also asking shareholders to rescind a by-law change that the Board of RJR Nabisco made in secrecy that eliminates the previous right of shareholders to call special meetings. RJR Nabisco had previously announced that Brooke could keep its solicitation open until March 12, 1996.

     Brooke Group is a holding company which controls Liggett Group Inc., tobacco and real estate operations in the former Soviet Union and has a substantial equity interest in New Valley Corporation.